EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and agreed to be effective as of June 5, 2009 (the “Effective Date”), by and among Stephen F. Butterfield, Living Trust U/A/D 01/12/1999 (the “Holder”), and i2 Telecom International, Inc., a Washington corporation (the “Company”); the Holder and the Company are sometimes each referred to herein as a “Party” and collectively, as the “Parties”.

WHEREAS, the Company issued to the Holder a warrant (the “Original Warrant”) to purchase up to 2,857,143 shares of common stock, no par value per share, of the Company on April 27, 2009, which such Original Warrant provided for a five-year exercise term and a purchase price of $0.0875 per each share of common stock of the Company (the “Common Stock”); and

WHEREAS,the Company and the Holder have agreed to amend the terms of the Original Warrant to reflect the Company’s 1-for-10 reverse stock split, provide for a three-year exercise term, the purchase of 500,000 shares of Common Stock and a purchase price of $0.625 per each share of Common Stock, and the Company desires to issue to the Holder a new warrant, evidenced by an Amended and Restated Warrant, attached hereto as Exhibit A (the “New Warrant”), reflecting such amended terms; and

WHEREAS, the Parties desire to exchange the Original Warrant for the New Warrant;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties hereby agree as follows:

1.Exchange and Issuance. As of the Effective Date, the Company hereby issues unto the Holder the New Warrant in exchange for the Holder returning the Original Warrant to the Company and cancels the Original Warrant. The Holder hereby accepts the New Warrant and the terms provided for therein.

2.         Further Assurances. It is the intent of the Parties that this Agreement and the New Warrant conclusively evidence the issuance of the New Warrant to the Holder in exchange for the Original Warrant, without further action on the part of the Parties; provided, however, that from time to time, each Party shall execute and deliver or cause to be executed and delivered such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes of this Agreement, including without limitation executing any bill of sale and/or assignment/transfer document or similar instrument reasonably acceptable to the Company to evidence the above referenced transactions.

3.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties to this Agreement.

4.         Governing Law. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Washington. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such

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provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

5.         Entire Agreement. This Agreement, the New Warrant and any other agreements contemplated hereby constitute the entire agreement of the Parties hereto regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof.

6.         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile signatures shall be given the same effect as original signatures.

This Agreement is executed by the Parties as of the Effective Date.

I2 TELECOM INTERNATIONAL, INC.

By: /s/ Andrew L. Berman

Andrew L. Berman, Chief Executive Officer

STEPHEN F. BUTTERFIELD, LIVING TRUST U/A/D 01/12/1999

By: /s/ Stephen F. Butterfield

Stephen F. Butterfield, Its Trustee

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